Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2021, relating to the financial statements of Joby Aero, Inc. incorporated by reference in the Current Report on Form 8-K of Joby Aviation, Inc. filed on August 16, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

December 17, 2021